Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Exhibit 10.1

Execution Version

AMENDMENT NO. 6
TO
AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 6 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 16, 2019, is entered into by and among TESLA 2014 WAREHOUSE SPV LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto, the Group Agents party hereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as paying agent (the “Paying Agent”) and DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and is made in respect of the Amended and Restated Loan and Security Agreement, dated as of August 17, 2017, as amended on October 18, 2017, as further amended on March 23, 2018, as further amended on May 4, 2018, as further amended on August 16, 2018, and as further amended on December 27, 2018 (the “Loan Agreement”) among the Borrower, Tesla Finance LLC, a Delaware limited liability company (“TFL”), the Lenders party thereto, the Group Agents party thereto, the Administrative Agent and the Paying Agent.  Defined terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement as amended hereby.

WHEREAS, the Borrower, the Lenders, the Group Agents, the Paying Agent and the Administrative Agent have agreed to amend the Loan Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, the Group Agents, the Paying Agent and the Administrative Agent agree as follows:

1.Amendments to Loan Agreement.  Effective as of the Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof:

(a)Section 1.01 of the Loan Agreement is hereby amended by adding the following definition thereto in the appropriate alphabetical order:

“Commercial Lease” means any Lease originated by the Titling Trust in accordance with TFL’s commercial originations channel to a Lessee that is either a business or is the owner-operator of a business.

“Commercial Lease Limit” shall have the meaning specified in the Fee Letter.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017.

“EU Securitization Rules” means (i) the EU Securitization Regulation as supplemented by any applicable regulatory technical standards or implementing technical standards from time to time and (ii) to the extent informing the interpretation thereof, any official guidance published in relation thereto by the European Banking Authority, the European Central Bank, the European Securities and Markets Authority, the European Commission or the European Council, the German Federal Financial Supervisory Authority (BaFin) or any other relevant competent authority in the European Union (or, in each case, any predecessor or successor entity thereof) and (iii) in relation to the foregoing, (x) any implementing or equivalent laws or regulations in force in any member state (or former member state) of the European Union or the European Economic Area, and (y) any successor or replacements provisions for Article 6 included in any European Union directive or regulation.

“No FICO Score Limit” shall have the meaning specified in the Fee Letter.

“Sub 600 FICO Score Limit” shall have the meaning specified in the Fee Letter.

“Supplemental Commitment” shall have the meaning specified in the Fee Letter.

(b)Section 1.01 of the Loan Agreement is hereby amended by amending the definition of “Eligible Lease” to read as follows:

“‘Eligible Lease’ shall mean a Lease as to which the following are true:

(i)was originated in the United States by or for the Trust (A) in the ordinary course of the Trust’s business without the involvement of any motor vehicle dealer that is not an Affiliate of Tesla, Inc., TFL or a Tesla Party, and (B) pursuant to a Lease Origination Agreement which provides for recourse to Tesla, Inc. in the event of certain defects in the Lease, but not for default by the Lessee;

(ii)the Lease and the related Leased Vehicle are owned by the Trust or a Trustee (or a co-trustee) on behalf of the Trust, free of all Liens;

(iii)the Lease was originated in compliance with, and complies with, all material applicable legal requirements, including, to the extent applicable, the Federal Consumer Credit Protection Act, Regulation M of the Board of Governors of the Federal Reserve, all federal and state leasing and consumer protection laws and all state and federal usury laws;

(iv)all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the originator of such Lease in connection with (A) the origination of such Lease, (B) the execution, delivery and performance by such originator of such Lease and (C) the acquisition by the Trust or a Trustee (or a co-trustee) on behalf of the Trust of such Lease and the related Leased Vehicle, have been duly obtained, effected or given and are in full force and effect as of such date of origination or acquisition;

(v)the Lease (A) is the legal, valid and binding full-recourse payment obligation of the related Lessee, enforceable against such Lessee in accordance with its terms, except as such enforceability may be limited by (I) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general, or (II) general principles of equity (whether considered in a suit at law or in equity) and (B) is Electronic Chattel Paper and is not Tangible Chattel Paper, and there exists a single, authoritative copy of the record or records comprising such Electronic Chattel Paper, which copy is unique and identifiable (all within the meaning of Section 9-105 of the UCC (or other section of similar content of the Relevant UCC)), held in the Electronic Lease Vault;

(vi)(A) no right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the related Lessee to payment of the amounts due thereunder has been asserted or threatened with respect thereto and (B) the Lease has not been satisfied, subordinated, rescinded, canceled or terminated;

(vii)the Lease is a closed-end Lease that (A) requires equal monthly payments to be made within not less than 24, and not more than 60 months of the date of origination of such Lease, and (B) requires such payments to be made by the related Lessee within 30 days after the billing date for such payment;

(viii)the Lease is payable solely in Dollars;

(ix)the related Lessee is a Person located in one or more of the 50 states of the United States or the District of Columbia and is not (i) TFL or any of its Affiliates, or (ii) the United States of America or any State or local government or any agency or political subdivision thereof;

(x)the Lease requires the related Lessee to maintain insurance against loss or damage to the related Leased Vehicle under an insurance policy that names the Trust or a Trustee (or a co-trustee) on behalf of the Trust as a loss payee;

(xi)the related Leased Vehicle is titled in the name of the Trust or a Trustee (or a co-trustee) on behalf of the Trust or such other name (which may be an abbreviation of any of the foregoing or other designation) as may be required by the related registrar of title or applicable requirements of Law to reflect the interest of the Trust therein (or properly completed applications for such title have been submitted to the appropriate titling authority) and all transfer and similar taxes imposed in connection therewith have been paid;

(xii)the Lease is fully assignable by the originator and does not require the consent of the related Lessee as a condition to any transfer, sale or assignment of the rights of the originator under such Lease;

(xiii)(A) the original Lease Maturity Date has not been extended to a date more than six (6) months after such original Lease Maturity Date and, if such original Lease Maturity Date has been extended, such extension was made in accordance with the Credit and Collection Policy and, at the time of such extension, there were no more than three scheduled payments remaining under such Lease and all scheduled payments due by the related Lessee prior to the date of such extension have been paid in full and (B) the other provisions of such Lease have not been adjusted, waived or modified, in each case in any material respect, except in accordance with the Credit and Collection Policy;

(xiv)the Lease was originated in accordance with all material requirements of the Credit and Collection Policy;

(xv)the Lease is not (a) solely for the date of determination when such Lease is to be allocated to the Warehouse SUBI on a Warehouse SUBI Lease Allocation Date, a Lease for which, as of the related Cut-Off Date, an amount at least equal to 5% of any Monthly Lease Payment remains unpaid for more than 29 days, (b) a Delinquent Lease, (c) a Defaulted Lease or (d) a Lease as to which any of the payments shall have been waived (other than deferrals and waivers of late payment charges or fees owing to the Servicer as Supplemental Servicing Fees permitted under the Warehouse SUBI Servicing Agreement or for which Servicer has made or is obligated to make a corresponding deposit in the SUBI Collection Account (as defined in the Warehouse SUBI Servicing Agreement) under the Warehouse SUBI Servicing Agreement);

(xvi)the Lease is a “true lease”, as opposed to a lease intended as security, under the laws of the State in which it was originated;

(xvii)the Lease fully amortizes to an amount equal to the TFL Residual Value based on the related lease rate, which is calculated on a constant yield basis, and provides for level payments over its term (except for the payment of such TFL Residual Value);

(xviii)the Securitization Value of the Lease, as of its origination date, is greater than $[***] but not greater than $200,000;

(xix)no selection procedures reasonably anticipated to be adverse to the Lender Parties were utilized in selecting such Lease from among the Leases allocated to the UTI meeting the other selection criteria set forth in this definition;

(xx)the related Leased Vehicle was sold by Tesla, Inc. to the Trust or by a Subsidiary of Tesla, Inc. originating the Lease to the Trust, in each case without any fraud or material misrepresentation by Tesla, Inc. or such Subsidiary;

(xxi)the Lease does not contain a confidentiality provision that purports to restrict the ability of the Administrative Agent or any Lender to exercise its rights under this Agreement, including its right to review the Lease;

(xxii)with respect to which the related Lessee has not been identified on the records of TFL as currently being the subject of an Event of Bankruptcy;

(xxiii)with respect to which there is no material breach, default, violation or event of acceleration existing under the Lease, and there is no event which, with the passage of time, or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(xxiv)the Lessee of which (x) receives a statement, invoice or other instruction directing payment to a Permitted Lockbox or a Permitted Account or (y) authorizes the Servicer to debit the Lessee’s account for each scheduled payment;

(xxv)with respect to which TFL is not required to perform any additional service for, or perform or incur any additional obligation to, the related Lessee in order to enforce the related Lease;

(xxvi)the related Leased Vehicle is new on the date of origination of such Lease;

(xxvii)the Lessee of which is a Lessee of no more than two other existing Leases or, if the Lease is a Commercial Lease, the related Lessee is the Lessee in respect of no more than (A) a total of five (5) Leases that are Warehouse SUBI Leases and (B) a total of ten (10) Leases that are included in the portfolio of closed-end lease contracts for new automobiles originated in the United States by the Titling Trust; and

(xxviii)the Lease provides that the Excess Mileage Fee applies if mileage exceeds a threshold not greater than 20,000 miles per year.”

(c)Section 1.01 of the Loan Agreement is hereby amended by amending the definition of “Eurodollar Rate” to read as follows:

“‘Eurodollar Rate’ shall mean with respect to any Lender, with respect to an Interest Period, an interest rate per annum equal to the rate for one-month deposits in Dollars, which rate is designated as “LIBOR01” on the Reuters Money 3000 Service as of 11:00 a.m., London time, two (2) LIBOR Business Days prior to the first day of such Interest Period; provided, however, that (a) in the event that no such rate is shown, the LIBOR Rate shall be determined by reference to such other comparable available service for displaying Eurodollar rates as may be reasonably selected by the Administrative Agent; (b) in the event that the rate appearing on such page or as so determined by the Administrative Agent shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement, and (c) if no such service is available, the LIBOR Rate shall be the rate per annum equal to the average (rounded upward to the nearest 1/100th of 1%) of the rate at which the Administrative Agent offers deposits in Dollars at or about 10:00 a.m., New York City time, two (2) LIBOR Business Days prior to the beginning of the related Interest Period, in the interbank eurocurrency market where the eurocurrency and foreign currency and exchange operations in respect of its Eurodollar loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the applicable portion of the Loan Balance to be accruing interest at the LIBOR Rate during such Interest Period.”

(d)Section 1.01 of the Loan Agreement is hereby amended by amending the definition of “Excess Concentration Amount” to read as follows:

“‘Excess Concentration Amount’ shall mean, with respect to all Warehouse SUBI Leases that are Eligible Leases on such date, the sum of, without duplication, the amounts (if any) by which:

(i)the aggregate Securitization Value of all Warehouse SUBI Leases that are Eligible Leases with Lease Maturity Dates occurring more than 48 months from the date of origination of such Leases exceeds the 48+ Month Limit;

(ii)the aggregate Base Residual Value of all Warehouse SUBI Leases that are Eligible Leases scheduled to reach their Lease Maturity Date in any one (1) month exceeds the Single Month Maturity Limit; provided, that this clause (ii) shall not apply during the period beginning on the Recommenced Borrowing Date and ending on the Payment Date occurring in the sixth (6th) month after the month in which the Recommenced Borrowing Date occurs;

(iii)the aggregate Base Residual Value of all Warehouse SUBI Leases that are Eligible Leases scheduled to reach their Lease Maturity Date in any 6 consecutive months exceeds the Six Month Maturity Limit; provided, that this clause (iii) shall not apply during the period beginning on the Recommenced Borrowing Date and ending on the Payment Date occurring in the eighth (8th) month after the month in which the Recommenced Borrowing Date occurs;

(iv)the amount calculated as of the first Loan Increase Date after the Effective Date by which the aggregate Base Residual Value of all Warehouse SUBI Leases that are Eligible Leases exceeds the Base RV Limit;

(v)the aggregate Securitization Value of all Warehouse SUBI Leases that are Eligible Leases that cause the weighted average FICO Score of all Lessees (or, if a Lessee is an entity, the natural person who is the co-lessee or guarantor under the applicable Lease and an owner of such Lessee) of all Warehouse SUBI Leases that are Eligible Leases to be less than the WA FICO Limit; in determining which Warehouse SUBI Lease causes such weighted average FICO Score to be less than the WA FICO Limit, the Warehouse SUBI Lease or Warehouse SUBI Leases most recently originated or purchased by the Trust shall be treated as causing such breach;

(vi)the aggregate Securitization Value of all Warehouse SUBI Leases that are Eligible Leases with respect to which the FICO Score of the related Lessee (or, if a Lessee is an entity, the natural person who is the co-lessee or guarantor under the applicable Lease and an owner of such Lessee) of such Eligible Leases is less than the Minimum FICO Limit Score exceeds the Minimum FICO Limit;

(vii)the aggregate Securitization Value of all Warehouse SUBI Leases originated in any state (other than California) that are Eligible Leases exceeds the Single State (Non-CA) Limit;

(viii)the aggregate Securitization Value of all Warehouse SUBI Leases originated in the State of California that are Eligible Leases exceeds the Single State (CA) Limit;

(ix)the aggregate Securitization Value of all Warehouse SUBI Leases that are Extended Leases exceeds the Extended Lease Limit;

(x)the aggregate Securitization Value of Warehouse SUBI Leases with Lessees with no FICO score exceeds the No FICO Score Limit;

(xi)the aggregate Securitization Value of Warehouse SUBI Leases with Lessees with less than a 600 FICO score exceeds the Sub 600 FICO Score Limit; and

(xii)the aggregate Securitization Value of Warehouse SUBI Leases that are Commercial Leases exceed the Commercial Lease Limit.”

(e)Section 1.01 of the Loan Agreement is hereby amended by amending the definition of “Fee Letter” to read as follows:

“‘Fee Letter’ shall mean the Fourth Amended and Restated Fee Letter dated as of August 16, 2019 among the Borrower, the Administrative Agent, the Group Agents and the Lenders.”

(f)Section 1.01 of the Loan Agreement is hereby amended by amending the definition of “Loan Maturity Date” by replacing the reference to “September 2020” with “September 2021”.

(g)Section 1.01 of the Loan Agreement is hereby amended by amending the definition of “Retained Interest” to read as follows:

“Retained Interest” shall mean, to the extent required by the EU Securitization Rules, a material net economic interest of not less than five percent (5.0%) of the aggregate Securitization Value of all Warehouse SUBI Leases.

(h)Section 1.01 of the Loan Agreement is hereby amended by amending the definition of “Scheduled Expiration Date” by replacing the reference to “August 16, 2019” with “August 14, 2020”.

(i)Section 1.01 of the Loan Agreement is hereby amended by deleting the following defined terms in their entirety:

(i)“AIFM Regulation”

(ii)“AIFMD”

(iii)“CRR”

(iv)“DB Supplemental Commitment”

(v)“Finco Borrower Default”

(vi)“Retention Requirements”

(j)Section 2.11(b) of the Loan Agreement is hereby amended by deleting Section 2.11(b) in its entirety and inserting in lieu thereof a new Section 2.11(b) reading in its entirety as follows:

“(b)TFL may, at the written directions of the Borrower and the 2018 Borrower reduce the Maximum Facility Limit subject to the following terms and conditions:

(i)TFL shall send a written notice (such notice, “Maximum Facility Limit Reduction Notice”) signed by an Authorized Signatory to the Administrative Agent (who shall forward the same to the Group Agents) and the 2018 Administrative Agent, which notice shall specify:

(A)the amount by which the Maximum Facility Limit is proposed to be reduced (the “Maximum Facility Limit Reduction Amount”) and whether such Maximum Facility Limit Reduction Amount is reducing the Maximum Facility Limit by the Supplemental Commitment; provided that, the resulting Maximum Facility Limit after taking into account the Maximum Facility Limit Reduction Amount shall not be less than the sum of the Loan Balance and the 2018 Loan Balance on the Maximum Facility Limit Reduction Date;

(B)the date on which such reduction is proposed to occur (the “Maximum Facility Limit Reduction Date”), which Maximum Facility Limit Reduction Date shall be not less than five (5) Business Days after the date of such Maximum Facility Limit Reduction Notice; and

(C)the amount of the Maximum Facility Limit Reduction Amount that shall reduce the Facility Limit and the 2018 Facility Limit, respectively, provided that, the Facility Limit shall not be less than the Loan Balance on the Maximum Facility Limit Reduction Date.

(ii)On each Maximum Facility Limit Reduction Date, the Facility Limit will be reduced by the amount specified in the related Maximum Facility Limit Reduction Notice and each such reduction shall reduce each Lender’s Commitment by its ratable share (based on the Commitments of the Lenders) of the Maximum Facility Limit Reduction Amount; provided, however, that if the Maximum Facility Limit Reduction Notice reduces the Supplemental Commitment, then such reduction shall only reduce the applicable Lender’s or Lenders’ Commitment and shall not reduce each Lender’s Commitment by its ratable share.

(iii)With respect to a reduction of the Maximum Facility Limit by the Supplemental Commitment, in order to cause each Lender to have its respective Commitment Percentage of the Loans on such Maximum Facility Limit Reduction Date (after giving effect to the decrease of the Maximum Facility Limit on such Maximum Facility Limit Reduction Date), each existing Lender shall sell, transfer and assign pursuant to one or more Assignment and Assumption Agreements, on such Maximum Facility Limit Reduction Date, the appropriate portion, if any, of its Loans, as applicable to one or more Lenders such that each Lender’s Loan and Commitment, as applicable, will be proportionate to its Commitment Percentage as of such Maximum Facility Limit Reduction Date as determined by the Administrative Agent.

(iv)No reduction in the Maximum Facility Limit shall occur if after giving effect to such reduction and any repayments of the Loan Balance, the Facility Limit will be less than the Loan Balance.

(v)On each Maximum Facility Limit Reduction Date, the Administrative Agent shall update its books and records to reflect the updated Maximum Facility Limit, Facility Limit and Commitment of each Lender.”

(k)Section 6.01(n) of the Loan Agreement is hereby amended by deleting Section 6.01(n) in its entirety and inserting in lieu thereof a new Section 6.01(n) reading in its entirety as follows:

“(n)Interest Rate Hedges.  The Borrower shall, at all times beginning thirty (30) days after an Interest Rate Hedge Trigger Event occurs and until the first business day after any period of sixty (60) consecutive days on which one month LIBOR is less than 2.50%, maintain in full force and effect one or more Eligible Interest Rate Hedges which, together with the aggregate notional amount of such Eligible Interest Rate Hedges, when taken together, at all times satisfy the requirements contained in the definition of Required Aggregate Notional Principal Amount, and shall comply with the terms thereof; provided that:

(i)if any interest rate hedge provider party to an Interest Rate Hedge ceases to satisfy the requirements set forth in the definition of “Eligible Interest Rate Hedge Provider,” the Borrower shall within thirty (30) days (x) cause such Person to assign its obligations under the related Interest Rate Hedge to a new Eligible Interest Rate Hedge Provider (or such person shall have thirty (30) days to again satisfy the requirements set forth in the definition of “Eligible Interest Rate Hedge Provider”), or (y) obtain a substitute Eligible Interest Rate Hedge, including the related Eligible Interest Rate Hedge Provider’s acknowledgment of the collateral assignment by the Borrower to the Administrative Agent of such Eligible Interest Rate Hedge;

(ii)if any provider of an Interest Rate Hedge fails to make a payment when due under the applicable Interest Rate Hedge, the Borrower shall within thirty (30) days (x) cause such Person to assign its obligations under the related Interest Rate Hedge to a new Eligible Interest Rate Hedge Provider or (y) obtain a substitute Eligible Interest Rate Hedge, including the related Eligible Interest Rate Hedge Provider’s acknowledgment of the collateral assignment by the Borrower to the Administrative Agent of such Eligible Interest Rate Hedge;

(iii)the Borrower may not, without the prior written consent of the Administrative Agent and each Group Agent, exercise any rights (including any termination rights) under any Interest Rate Hedge that could reasonably be expected to adversely affect the right of the Lenders to receive payments hereunder or under such Interest Rate Hedge;

(iv)on each Payment Date from and after the Interest Rate Hedge Trigger Date and until the first business day after any period of sixty (60) consecutive days on which one month LIBOR is less than 2.50%, if the aggregate notional amount of all Interest Rate Hedges is then less than 90%, of the Loan Balance (after giving effect to any Loan Increase on such date), the Borrower shall enter into one or more Eligible Interest Rate Hedges such that the aggregate notional amount of all Interest Rate Hedges, including the new Interest Rate Hedge, is equal to the Loan Balance;

(v)notwithstanding the foregoing, one or more Interest Rate Hedges may be combined into a single Interest Rate Hedge which, in the aggregate, satisfies the requirements set forth in this Section 6.01(n);

(vi)if, on any Payment Date the aggregate notional amount of all Interest Rate Hedges that are interest rate swaps is greater than 110% of the Loan Balance on such date (after giving effect to any payments or Loan Increase on such date), the Servicer shall cause the Borrower to amend or terminate existing Interest Rate Hedges that are interest rate swaps such that the aggregate notional amount of all Interest Rate Hedges that are interest rate swaps at such time shall be equal to the Loan Balance at such time (terminating those Interest Rate Hedges that are interest rate swaps in descending order from those Interest Rate Hedges with the highest fixed rate to those Interest Rate Hedge with the next highest fixed rate and so on); and all Interest Rate Hedge Termination Payments owed by the Borrower and other costs incurred in connection with the termination contemplated by this paragraph shall be paid by the Servicer; and

(vii)the Administrative Agent at any time on or after the Termination Date shall have the right to amend or terminate any Interest Rate Hedges in its sole discretion; and all Interest Rate Hedge Termination Payments owed by the Borrower and other costs incurred in connection with the termination contemplated by this paragraph shall be paid by the Servicer.

On or prior to the effective date of any Interest Rate Hedge, the Borrower shall establish and thereafter maintain an Eligible Account in the name of the Borrower with respect to each Interest Rate Hedge Counterparty, other than Deutsche Bank AG, Citibank, N.A. and any other Lender or Affiliate thereof (a “Hedge Counterparty Collateral Account”) in trust and for the benefit of the Lenders and the related Interest Rate Hedge Counterparty.  In the event that pursuant to the terms of the applicable Interest Rate Hedge, the related Interest Rate Hedge Counterparty is required to deposit cash or securities as collateral to secure its obligations (“Hedge Collateral”), the Borrower shall deposit all Hedge Collateral received from the Interest Rate Hedge Counterparty into the Hedge Counterparty Collateral Account.  All sums on deposit and securities held in any Hedge Counterparty Collateral Account shall be used only for the purposes set forth in the related credit support annex (“Credit Support Annex”) to the Interest Rate Hedge.  The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, a Hedge Counterparty Collateral Account shall be (i) for application to the obligations of the applicable Interest Rate Hedge Counterparty under the related Interest Rate Hedge in accordance with the terms of the Credit Support Annex and (ii) to return collateral to the Interest Rate Hedge Counterparty when and as required by the Credit Support Annex.  Amounts on deposit in each Hedge Counterparty Collateral Account shall be invested at the written direction of the related Interest Rate Hedge Counterparty, and all investment earnings actually received on amounts on deposit in a Hedge Counterparty Collateral Account or distributions on securities held as Hedge Collateral shall be distributed or held in accordance with the terms of the related Credit Support Annex.  Any amounts applied by the Borrower to the obligations of an Interest Rate Hedge Counterparty under an Interest Rate Hedge in accordance with the terms of the related Credit Support Annex shall constitute Interest Rate Hedge Receipts and be deposited in the Collection Account and applied in accordance with Section 2.04(c).  The Borrower agrees to give the applicable Interest Rate Hedge Counterparty prompt notice if it obtains knowledge that the Hedge Counterparty Collateral Account or any funds on deposit therein or otherwise to the credit of the Hedge Counterparty Collateral Account, shall or have become subject to any writ, order, judgment, warrant of attachment, execution or similar process.”

(l)Section 5.02(j) of the Loan Agreement is hereby amended by replacing the reference to “Finco Borrower Default” with “2018 Borrower Default”.

(m)Section 6.03 of the Loan Agreement is hereby amended as follows:

(i)deleting clause (a) in its entirety;

(ii)amending clause (b) by re-alphabetizing clause(b) to clause (a) and deleting the term “[***] or [***]” from the clause and inserting in lieu thereof the phrase “[***] or [***]”.

(n)Section 9.01 of the Loan Agreement is hereby amended by deleting Section 9.01 in its entirety and inserting in lieu thereof a new Section 9.01 reading in its entirety as follows:

“SECTION 9.01 Authorization and Action.  Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  Effective as of the Amendment No. 1 Effective Date, the Borrower hereby appoints Deutsche Bank Trust Company Americas, acting through its office at 60 Wall Street, New York, New York 10005, as the registrar and paying agent in respect of the Loans (together with any successor or successors as such registrar and paying agent qualified and appointed in accordance with this Article IX, the “Paying Agent”), upon the terms and subject to the conditions set forth herein, and Deutsche Bank Trust Company Americas hereby accepts such appointment. The Paying Agent shall have the powers and authority granted to and conferred upon it herein, and such further powers and authority to act on behalf of the Borrower as the Borrower and the Paying Agent may hereafter mutually agree in writing.  Neither the Administrative Agent nor the Paying Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent or the Paying Agent.  The Administrative Agent and the Paying Agent do not assume, nor shall either of them be deemed to have assumed, any obligation to, or relationship of trust or agency with, Tesla, Inc., TFL, LML or any Tesla Party, the Conduit Lenders, the Committed Lenders or the Group Agents, except for any obligations expressly set forth herein; provided that all funds held by the Paying Agent for payment of principal of or interest (and any additional amounts) on the Loans shall be held in trust by the Paying Agent, and applied as set forth herein.  Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent or the Paying Agent ever be required to take any action which exposes the Administrative Agent or the Paying Agent, respectively,  to personal liability or which is contrary to any provision of any Transaction Document or applicable law.  Upon receiving a notice, report, statement, document or other communication from the Borrower or the Servicer pursuant to Section 2.01(d)(i), Section 2.01(d)(iii), Section 2.08, Section 6.03(a), Section 6.03(c) or Section 7.02(c), the Administrative Agent shall promptly deliver to each Group Agent a copy of such notice, report, statement, document or communication. The Administrative Agent shall at all times also be the 2018 Administrative Agent. The Paying Agent shall at all times also be the 2018 Paying Agent. The Paying Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Borrower or the Lenders, unless such Borrower or Lender shall have offered to the Paying Agent security or indemnity reasonably satisfactory to the Paying Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.  The Paying Agent shall not be responsible for, and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any documents or other instruments, or for the creation, perfection, filing, priority, sufficiency or protection of any liens securing the Loans.  The Paying Agent shall incur no liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Paying Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).”

(o)Schedule 6 of the Loan Agreement is hereby replaced in its entirety with Schedule 6 attached hereto.

2.Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) upon satisfaction or waiver of the following conditions precedent:

(a)the receipt by the Administrative Agent or its counsel of counterpart signature pages to this Amendment and each other document and certificate to be executed or delivered in connection with this Amendment, as more fully described on Exhibit A hereto;

(b)each Group Agent shall have received, for the benefit of the Lenders in its related Group, the “Upfront Fee” in accordance with and as defined in the Amended and Restated Fee Letter, dated as of the date hereof, by and among the Borrower, the Group Agents and the Administrative Agent;

(c)no Default, Event of Default or Potential Servicer Default shall have occurred or be continuing, the Termination Date shall not have occurred and no Event of Bankruptcy shall have occurred with respect to TFL or Tesla, Inc.; and

(d)the Administrative Agent and each Group Agent shall have received such other documents, instruments and agreements as the Administrative Agent or such Group Agent may have reasonably requested.

3.Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants to the Administrative Agent, each Group Agent and each Lender as of the date hereof that:

(a)This Amendment and the Loan Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)Upon the effectiveness of this Amendment, the Borrower hereby affirms that all representations and warranties made by it in Article IV of the Loan Agreement, as amended, are correct in all material respects on the date hereof as though made as of the effective date of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

(c)As of the date hereof, no Default, Event of Default or Potential Servicer Default shall have occurred or be continuing, the Termination Date shall not have occurred and no Event of Bankruptcy shall have occurred with respect to TFL or Tesla, Inc.

4.Reference to and Effect on the Loan Agreement.

(a)Upon the effectiveness of Section 1 hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b)The Loan Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect until hereafter terminated in accordance with their respective terms, and the Loan Agreement and such documents, instruments and agreements are hereby ratified and confirmed.

(c)Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, any Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.Costs and Expenses.  The Borrower agrees to pay all reasonable and actual costs, fees, and out-of-pocket expenses (including the reasonable attorneys’ fees, costs and expenses of Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent, the Group Agents and the Lenders) incurred by the Administrative Agent, the Paying Agent, each Group Agent and each Lender in connection with the preparation, review, execution and enforcement of the documents listed on Exhibit A hereto.

6.Cessation of Royal Bank of Canada as Committed Lender and Group Agent.

(a)The parties hereto acknowledge and agree that, effective as of the Amendment Effective Date and subject to receipt of the Expiration Amount (as hereinafter defined), Royal Bank of Canada, as Group Agent (the “Non-Continuing Agent”) and as Committed Lender (the “Non-Continuing Committed Lender”), shall cease to be a party to the Loan Agreement and shall have no further rights, duties or obligations thereunder or under any other Transaction Documents (except any such rights, duties or obligations which by the express terms thereof survive the termination of the Loan Agreement or such other Transaction Document or the resignation or termination of a Group Agent or a Lender).  The Borrower shall pay or cause to be paid, by wire transfer of immediately available funds, to the Non-Continuing Agent for its own account and for the account of the Non-Continuing Committed Lender an amount equal to $0.00 (the “Expiration Amount”), representing all accrued and unpaid Unused Fees and other Secured Obligations owing to the Non-Continuing Agent and the Non-Continuing Committed Lender on August 16, 2019.

(b)Each of the Non-Continuing Agent and the Non-Continuing Committed Lender acknowledges that the Expiration Amount constitutes the total of all outstanding principal and all accrued and unpaid interest, fees and expenses and other Secured Obligations payable to the Non-Continuing Agent or the Non-Continuing Committed Lender, as applicable, as of August 16, 2019 under the Loan Agreement and the other Transaction Documents.

(c)The Non-Continuing Agent acknowledges and agrees that notwithstanding the terms of that certain Fee Letter, dated as of December 27, 2018 (the “Existing Fee Letter”), by and among the Borrower, the Non-Continuing Agent, the Administrative Agent and the other Group Agents and Lenders party thereto, the consent of the Non-Continuing Agent shall not be required in order to amend, restate, supplement or otherwise modify, or waive any provision of or provide any consent under, the Existing Fee Letter.

7.Consent to Amendment of Warehouse SUBI Servicing Agreement.  By execution of this Amendment, the Borrower, as Warehouse SUBI Holder (as such term is defined in the Warehouse SUBI Servicing Agreement), the Administrative Agent and the Lenders hereby consent to Amendment No. 3 to Second Amended and Restated Warehouse SUBI Servicing Agreement, dated the date hereof, among Tesla Lease Trust, TFL, as Servicer, and Wells Fargo Bank, National Association, as Back-Up Servicer.

8.Direction to Paying Agent to Execute this Amendment.  By execution of this Amendment, the Administrative Agent and the Lenders hereby direct the Paying Agent to execute this Amendment.

9.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

10.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

11.Incorporation by Reference.  Section 12.13 (No Petition) of the Loan Agreement is hereby incorporated by reference herein, mutatis mutandis.  This Section 11 shall be continuing and shall survive any termination of the Loan Agreement.

12.Counterparts.  This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile (transmitted by telecopier or by email) shall be effective as delivery of a manually executed counterpart of this Amendment.

Remainder of page left intentionally blank

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their duly authorized signatories as of the date first above written.

TESLA 2014 WAREHOUSE SPV LLC, as Borrower

By:	/s/ Yaron Klein
Name:	Yaron Klein
Title:	Treasurer

Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent

By:	/s/ Diana Vasconez
Name:	Diana Vasconez
Title:	Assistant Vice President

By:	/s/ Ellen Jean-Baptiste
Name:	Ellen Jean-Baptiste
Title:	Assistant Vice-President

Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent, as a Group Agent and as a Committed Lender

By:	/s/ Katherine Bologna
Name:	Katherine Bologna
Title:	Managing Director

By:	/s/ Maureen Farley
Name:	Maureen Farley
Title:	Director

Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement

CITIBANK, N.A., as a Group Agent and as a Committed Lender

By:	/s/ Brian Chin
Name:	Brian Chin
Title:	Vice President

CAFCO LLC, as a Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ Brian Chin
Name:	Brian Chin
Title:	Vice President

CHARTA LLC, as a Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ Brian Chin
Name:	Brian Chin
Title:	Vice President

CIESCO LLC, as a Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ Brian Chin
Name:	Brian Chin
Title:	Vice President

Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement

CRC FUNDING LLC, as a Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ Brian Chin
Name:	Brian Chin
Title:	Vice President

Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement

CREDIT SUISSE AG, NEW YORK BRANCH, as a Group Agent

By:	/s/ Patrick Duggan
Name:	Patrick Duggan
Title:	Vice President

By:	/s/ Jeffrey Traola
Name:	Jeffrey Traola
Title:	Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Committed Lender

By:	/s/ Patrick Duggan /s/ Jeffrey Traola
Name:	Patrick Duggan Jeffrey Traola
Title:	Authorized Signatory Authorized Signatory

GIFS CAPITAL COMPANY LLC, as a Conduit Lender

By:	/s/ Chris J. Murray
Name:	Chris J. Murray
Title:	Authorized Signer

Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement

BARCLAYS BANK PLC, as a Group Agent

By:	/s/ David Hufnagel
Name:	David Hufnagel
Title:	Director

SALISBURY RECEIVABLES COMPANY LLC, as a Conduit Lender

By:	Barclays Bank PLC, as attorney-in-fact

By:	/s/ David Hufnagel
Name:	David Hufnagel
Title:	Director

Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement

ROYAL BANK OF CANADA, as a Non-Continuing Agent and a Non-Continuing Committed Lender

By:	/s/ Sofia Shields
Name:	Sofia Shields
Title:	Authorized Signatory

Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement

EXHIBIT A

LIST OF DOCUMENTS AND CERTIFICATES

TO BE DELIVERED ON THE AMENDMENT EFFECTIVE DATE

Document
1.	Amendment No. 6 to Amended and Restated Loan and Security Agreement
2.	Fourth Amended and Restated Fee Letter
3.	Amendment No. 3 to Second Amended and Restated Warehouse SUBI Servicing Agreement
4.	Amendment No. 1 to 2018 Warehouse Agreement
5.	Amended and Restated Fee Letter for 2018 Warehouse Agreement
6.	Amendment No. 1 to LML 2018 Warehouse SUBI Servicing Agreement

DB1/ 105704163.3	Ex. A-1

Schedule 6

to Loan and Security Agreement

Notice Addresses

Borrower:

c/o Tesla, Inc.

3500 Deer Creek Road

Palo Alto, CA 94304

Attention: General Counsel

With a copy to

Tesla, Inc.

45500 Fremont Blvd.

Fremont, CA 94538

Attention: Legal, Finance

Email: legal.finance@tesla.com

TFL:

c/o Tesla, Inc.

3500 Deer Creek Road

Palo Alto, CA 94304

Attention: General Counsel

With a copy to

Tesla, Inc.

45500 Fremont Blvd.

Fremont, CA 94538

Attention: Legal, Finance

Email: legal.finance@tesla.com

Administrative Agent:

Deutsche Bank AG, New York Branch

60 Wall Street, 5th Floor

New York, New York 10005

Tel: (212) 250-3001

Fax: (212) 797-5300

Attention: Katherine Bologna
Email: abs.conduits@db.com and katherine.bologna@db.com

Schedule 6-1

Deutsche Bank AG, New York Branch, as Lender:

Deutsche Bank AG, New York Branch

60 Wall Street, 5th Floor

New York, New York 10005

Tel: (212) 250-3001

Fax: (212) 797-5300

Attention: Katherine Bologna
Email: abs.conduits@db.com and katherine.bologna@db.com

Paying Agent:

Deutsche Bank Trust Company America Trust & Agency Securities

Global Transaction Banking

60 Wall Street

MS: NYC60-2409

New York, NY 10005

Tel: +1 (201) 593-8420

Fax: +1 (212) 553-2458
Email: michele.hy.voon@db.com

Citibank, N.A., CAFCO, LLC, CHARTA, LLC, CIESCO, LLC, CRC Funding, LLC,  as Lenders:

c/o Citibank, N.A.

Global Securitized Products

750 Washington Blvd., 8th Floor

Stamford, CT 06901

Attention: Robert Kohl

Telephone: 203-975-6383

Email: Robert.kohl@citi.com

c/o Citibank, N.A.

Global Loans – Conduit Operations

1615 Brett Road Ops Building 3

New Castle, DE 19720

Telephone: 302-323-3125

Email: conditoperations@citi.com

Schedule 6-2

Credit Suisse AG, New York Branch / Credit Suisse AG, Cayman Islands Branch:

c/o Credit Suisse AG, New York Branch

11 Madison Avenue, 4th Floor

New York, New York 10010

Telephone: 212-325-0432

Attention: Kenneth Aiani

Email: kenneth.aiani@credit-suisse.com; patrick.duggan@credit-suisse.com; list.afconduitreports@credit-suisse.com; abcp.monitoring@credit-suisse.com

GIFS Capital Company:

227 West Monroe Street, Suite 4900

Chicago, IL 60696

Telephone: 312-827-0100

Attention: Operations

Email: chioperations@guggenheimpartners.com

Barclays Bank PLC / Salisbury Receivables Company LLC:

c/o Barclays Bank PLC

745 Seventh Avenue, 5th Floor

New York, New York 10019

Telephone: 212-526-7161

Email: asgreports@barclays.com; barcapconduitops@barclays.com; john.j.mccarty@barclays.com; martin.attea@barclays.com; jonathan.wu@barclays.com; david.hisrchy@barclays.com; eric.k.chang@barclays.com; eugene.golant@barclays.com.

Schedule 6-3